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As filed with the Securities and Exchange Commission on April 26, 2002
Registration No. 333-83114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SEEBEYOND TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	95-4249153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

404 East Huntington Drive
Monrovia, California 91016
(626) 471-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Barry J. Plaga
Senior Vice President, Chief Financial Officer
404 East Huntington Drive
Monrovia, California 91016
(626) 471-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jeffrey D. Saper, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
Fax: (650) 493-6811

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        On January 29, 2002, SeeBeyond Technology Corporation (the "Registrant") filed a registration statement on Form S-3 (File No. 333-81616) covering 8,050,000 shares of the Registrant's Common Stock to be sold in an underwritten public offering, including 1,050,000 shares pursuant to a right granted to the underwriters to cover overallotments (the "First Registration Statement"). On February 20, 2002, the Securities and Exchange Commission (the "Commission") declared the First Registration Statement effective. On February 21, 2002, the Registrant filed a registration statement on Form S-3 (File No. 333-83114) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, (the "Securities Act") covering an additional 1,808,516 shares of Common Stock to be sold in the underwritten public offering, including 235,893 shares pursuant to a right granted to the underwriters to cover overallotments (the "Second Registration Statement"), which Second Registration Statement became effective upon filing with the Commission in accordance with Rule 462(b). The overallotment option relating to an aggregate of 1,285,893 shares was not exercised by the underwriters in connection with the public offering, and accordingly the Registrant hereby seeks to de-register such shares.

        In accordance with the undertaking contained in the First Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act, the Registrant respectfully requests that the Commission remove from registration 235,893 shares which remain unsold under the Second Registration Statement. On the date hereof, the Registrant is also filing a post-effective amendment to the First Registration Statement for the purpose of de-registering 1,050,000 shares relating to the overallotment option.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement No. 333-83114 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on April 26, 2002.

SEEBEYOND TECHNOLOGY CORPORATION
By:	/s/ BARRY J. PLAGA Barry J. Plaga Senior Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement has been signed below by the following persons on behalf of the Registrant on April 26, 2002.

Signature	Title

/s/ JAMES T. DEMETRIADES* James T. Demetriades	President and Chief Executive Officer (Principal Executive Officer) and Director
/s/ BARRY J. PLAGA Barry J. Plaga	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RAYMOND J. LANE* Raymond J. Lane	Chairman of the Board of Directors
/s/ SALAH M. HASSANEIN* Salah M. Hassanein	Director
/s/ GEORGE J. STILL* George J. Still	Director
/s/ STEVEN A. LEDGER* Steven A. Ledger	Director
/s/ GEORGE ABIGAIL* George Abigail	Director
*By:	/s/ BARRY J. PLAGA
Barry J. Plaga, Attorney-in-Fact

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SIGNATURES